UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2021

Mason Industrial Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39955	85-2856616
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 E. 59th Street New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 771-1200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	MIT.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	MIT	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	MIT.W	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On February 2, 2021, Mason Industrial Technology, Inc. (the “Company”) consummated its initial public offering (the “IPO”) of 50,000,000 units (the “Units”), including the issuance of 5,000,000 Units as a result of the underwriters’ exercise of their over-allotment option. Each Unit consists of one share of Class A common stock of the Company, par value of $0.0001 per share (the “Class A Common Stock”), and one-third of one redeemable warrant of the Company (a “Warrant”). Substantially concurrently with the closing of the IPO, the Company completed the sale, in a private placement, of 8,813,334 warrants (the “Private Placement Warrants”), to the Company’s sponsor, Mason Industrial Sponsor, LLC, for aggregate proceeds of $13,220,000.

A total of $500,000,000, comprised of $490,000,000 of proceeds from the IPO and $10,000,000 of proceeds from the sale of the Private Placement Warrants, which aggregate amount includes $17,500,000 of the underwriters’ deferred discount, was placed in a U.S.-based trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations, the proceeds from the IPO and the sale of the Private Placement Warrants will not be released from the trust account until the earliest to occur of (a) the completion of the Company’s initial business combination, (b) the redemption of any Class A common stock sold as part of the Units in the IPO (the “Public Shares”) properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (i) to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if it does not complete its initial business combination within 24 months (or 30 months from the closing of the IPO if the Company has executed a letter of intent, agreement in principle or definitive agreement for its initial business combination within 24 months from the closing of the IPO but has not completed its initial business combination within such 24 month period) from the closing of the IPO, or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (c) the redemption of the Public Shares if it is unable to complete its business combination within 24 months (or 30 months, as applicable) from the closing of the IPO, subject to applicable law.

An audited balance sheet as of February 2, 2021 reflecting receipt of the IPO proceeds has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Audited Balance Sheet as of February 2, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2021	Thoma Bravo Advantage

	By:	/s/ Edward A. Rose III
	Name:	Edward A. Rose III
	Title:	Chief Executive Officer